 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 18, 2014

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor, ChengshiXin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province People’s Republic of China	467000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+86-3752882999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Officer

Effective April 18, 2014, Zan Wu resigned as the registrant’s Chief Financial Officer, Treasurer and Secretary.

(c)	Appointment of New Officer

Effective April 18, 2014, Song Lv was appointed as the registrant’s Chief Financial Officer, Treasurer and Secretary to replace Mr. Wu.

Mr. Song has served as controller in the finance and accounting department of Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”) since June 2010. All of the registrant’s business operations are conducted through Hongli in the People’s Republic of China. From April 2007 to November 2010, Mr. Song was Chief Financial Officer of Xinhe Investment Co., Ltd. Mr. Song has a bachelor’s degree in accounting from Northeastern University.

There is no family relationship between Mr. Lv and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiary. There are no transactions between the registrant and Mr. Lv that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Lv entered into an employment agreement with the registrant dated as of April 18, 2014, pursuant to which Mr. Lv will serve as the Chief Financial Officer, Treasurer and Secretary commencing April 18, 2014, for annual compensation of $120,000, payable in quarterly installments. Mr. Lv is also entitled to expense reimbursement. During his employment, Mr. Lv is subject to certain restrictive covenants, including (i) prohibition against engaging in any work that competes with the registrant and its business and soliciting customers, potential customers and employees of the registrant, and (ii) requirement to maintain the registrant’s confidential information.

Mr. Lv’s employment agreement terminates upon his death or disability. If Mr. Lv is unable to perform his duties for 60 days during any 12-month period, the registrant may also terminate the employment agreement upon 30-day written notice. The registrant may also terminate the employment agreement for cause, upon notice if at any time Mr. Lv commits (a) fraudulent, unlawful or grossly negligent conduct in connection with his employment duties; (b) willfully misconduct; (c) willful and continued failure to perform his duties; (d) any felony or any crime involving moral turpitude; (e) violation of any material policy of the Registrant; or (f) any material breach of any written agreement with the registrant. Mr. Lv may terminate his employment agreement immediately upon written notice if the registrant breaches its agreement with Mr. Lv. Either party may also terminate the employment agreement at any time upon 30-day written notice.

A copy of the foregoing agreement is included with this current report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Employment Agreement of Song Lv dated as of April 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
Date:	April 18, 2014	(Registrant)

		By:	/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer